Midwest Express Holdings, Inc.
                                                6744 South Howell Avenue
                                                Oak Creek, Wisconsin  53154-1402
                                                414-570-4000
                                                www.midwestairlines.com
                                                Traded: NYSE - MEH

Media Inquiries: Carol Skornicka, 414-570-3980, 888-360-4782 or cskornic@midwestairlines.com

Analyst/Investor Inquiries: Dennis O'Reilly, 414-570-3954 or doreilly@midwestairlines.com

FOR IMMEDIATE RELEASE
July 16, 2003


                   MIDWEST EXPRESS HOLDINGS AVERTS CHAPTER 11

Milwaukee, Wisconsin, July 16, 2003 - Midwest Express Holdings, Inc. (NYSE: MEH) today said it has averted the necessity of filing for reorganization under Chapter 11 of the Bankruptcy Code.

The airline holding company said Wednesday evening that it had achieved its major restructuring objectives including labor cost savings and productivity improvements from its three employee unions, identification of opportunities to enhance productivity for non-represented employees, and renegotiation of aircraft finance agreements. Reaching closure on those items allows the company to move forward with efforts to obtain new financing.

Timothy E. Hoeksema, Midwest Airlines chairman and chief executive officer, will discuss the company's restructuring efforts and plans for the future, and address questions at a news conference at 9:30 a.m. on July 17 in Ballroom A at the Clarion Hotel & Conference Center, 5311 S. Howell Avenue, Milwaukee.

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This document contains forward-looking statements that may state the company's or management's intentions, hopes, beliefs, expectations or predictions for the future. Words such as "expect," "anticipate," "believe," "estimate," "goal," "objective" or similar words are intended to identify forward-looking statements. It is important to note that the company's actual results could differ materially from those projected results due to factors that include but are not limited to uncertainties related to general economic factors, industry conditions, scheduling developments, government regulations, labor relations, aircraft maintenance and refurbishment schedules, potential delays related to acquired aircraft, fuel costs, competitive developments, interest rates, the meeting of certain financial covenants, terrorist attacks or fear of terrorist attacks, and war or the threat of war.